INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant
     toss.240.14a-11(c) orss.240.14a-12

                            SILVERSTAR HOLDINGS, LTD.
                        --------------------------------
                 (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1.     Title of each class of securities to which transaction applies:

         2.     Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): 4. Proposed maximum aggregate value of transaction:

         5.     Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify vthe filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.     Amount Previously Paid:
         2.     Form, Schedule or Registration Statement No.:
         3.     Filing Party:
         4.     Date Filed:

                            SILVERSTAR HOLDINGS, LTD.
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 2001

          NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of Silverstar Holdings., Ltd. (the "Company") will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York on Tuesday, December 18, 2001, at 11:30 a.m., Eastern Standard Time, to consider and act upon the following matters:

          1. The election of six directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

          2. To approve the issuance of the Company's common stock pursuant to an Asset Purchase Agreement dated as of September 24, 2001 (the "Purchase Agreement") by and among the Company, Student Sports, Inc., a California corporation, and Student Sports, Inc., a Delaware corporation; and

          3. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

          Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

          The close of business on November 16, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York 10174.

                                    By Order of the Board of Directors,

                                    Dawna Ferguson,
                                    Secretary
Hamilton, Bermuda
November 20, 2001

-------------------------------------------------------------------------------

It is important that your shares be represented at the Meeting. Each stockholder is urged to sign, date and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.
-------------------------------------------------------------------------------

                            SILVERSTAR HOLDINGS, LTD
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                December 18, 2001


          This Proxy Statement is furnished to the holders of our common stock, par value $.01 per share, and to the holders of our Class B common stock, par value $.01 per share in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, December 18, 2001, at 11:30 a.m., Eastern Standard Time, at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York, and at any adjournment or postponement of such meeting. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is November 20, 2001.

          The close of business on November 16, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of such meeting. As of the record date, there were [9,045,964] shares of our common stock outstanding and 926,025 shares of our Class B common stock outstanding, which are the only classes of our voting securities issued and outstanding. Each share of our common stock outstanding on the record date will be entitled to one vote on all matters to come before the Annual Meeting. Each share of our Class B common stock outstanding on the record date will be entitled to five votes on all matters to come before the annual Meeting. Cumulative voting is not permitted. A majority of our total issued voting shares, represented in person or by proxy, is required to constitute a quorum for the transaction of business at the Annual Meeting. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Annual Meeting in determining the presence of a quorum.

          The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting will be required to elect each director (Proposal
1). The affirmative vote of a majority of the votes cast, in person or by proxy, but excluding the 900,000 shares of Common Stock issued pursuant to the Purchase Agreement, will be required to approve the issuance of the Company's common stock pursuant to the Purchase Agreement (Proposal 2). Abstentions, broker non-votes and votes not otherwise cast at the Annual Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1 and 2.

          Unless otherwise specified, all proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each of the other proposal set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 31, 2001, certain information as to the beneficial ownership of the our common stock by:

          o each person known by us to own more than five percent (5%) of our outstanding shares;

          o each of our directors;

          o each of our executive officers named in the Summary Compensation Table under "Executive Compensation"; and

          o all of our directors and executive officers as a group.


                                              Amount and Nature of Beneficial
                                              -------------------------------
                                                       Ownership (1)
                                                       -------------


                                                        Class B           Percentage       Percentage of
                                                        --------          ----------       -------------
                                     Common              Common               of              Voting
       Name and Address of           ------              ------               --              ------
       Beneficial Shareholder        Stock              Stock(2)           Ownership          Power
       ----------------------        ------             ---------          ---------          -----
                                                                            (1)(3)            (1)(3)
                                                                            ------            ------

       Michael Levy                  106,666(4)         736,589(5)           10.4%              32%
       9511 West River Street
       Shiller Park, IL 60176

       Clive Kabatznik               608,332(6)         190,000               9.9%             13.1%
       6100 Glades Road
       Suite 305
       Boca Raton, FL  33434

       Cornelius J. Roodt            198,333(7)            0                  2.4%               1.7%
       P.O. Box 4001
       Kempton Park
       South Africa

       American Stock Transfer       354,334(8)         166,452(8)            6.4%               10%
          & Trust Company
       6201 15th Avenue
       Brooklyn, New York  11219

       David BenDaniel                20,000(9)            0                   *                 *
       6100 Glades Road
       Suite 305
       Boca Raton, Florida 33434

       Chris Matty                    20,000(9)            0                   *                 *
       6100 Glades Road
       Suite 305
       Boca Raton, Florida 33434

       All executive officers and  1,059,997(10)      1,093,041              29.1%      56.8%
       directors as a group (5
       persons)

       *  Less than 1 %.

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares subject to stock options, for purposes of this table, are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after August 31, 20001.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B common stock indicated above.

(3) For the purposes of this calculation, our common stock and our Class B common stock are treated as a single class of common stock. Our Class B common stock is entitled to five votes per share, whereas our common stock is entitled to one vote per share.

(4) Includes 106,666 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(5) Includes (i) 570,137 shares of our Class B common stock and (ii) 166,452 shares of our Class B common stock issued to the American Stock Transfer & Trust Company pursuant to the terms of an escrow agreement, which shares correspond to a like number of shares of First South African Holdings (Pty.) Ltd. Class B stock. American Stock Transfer & Trust Company has granted to Mr. Levy a proxy to vote each of such shares of our Class B common stock.

(6) Includes 608,332 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(7) Includes 198,333 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(8) Based solely upon information contained in a Schedule 13G, Amendment No. 1, dated December 31, 2000 filed with the Securities and Exchange Commission. All shares are held as escrow agent pursuant to various escrow agreements. American Stock Transfer & Trust Company holds a proxy to vote the shares of common stock. Michael Levy holds a proxy to vote the shares of Class B Common Stock.

(9) Includes 20,000 shares of our common stock issuable upon the exercise of options that are immediately exercisable.

(10) Represents 1,059,997 shares issuable upon exercise of options that are immediately exercisable.

                         -------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                         -------------------------------

          At the Annual Meeting, our stockholders will elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Messrs. Levy, Kabatznik, Roodt, Stanley Castleton, Joseph Weil and BenDaniel to serve as directors. Messrs. Levy, Kabatznik, Roodt and BenDaniel currently serve on our Board of Directors and their terms expire at the Annual Meeting.

          Each nominee has advised us of his willingness to serve as a director and we have no reason to expect that any of the nominees will be unable to stand for election at the date of the Annual Meeting. In the event that a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees, if any are named by our Board of Directors, and for the remaining nominees.

INFORMATION ABOUT NOMINEES

          The following table sets forth information regarding the nominees:

       NAME            AGE  DIRECTOR SINCE     POSITIONS WITH THE COMPANY
       ----            ---  --------------     --------------------------

Michael Levy            55      1995      Chairman of the Board of Directors

Clive Kabatznik         44      1995      Vice Chairman of the Board of
                                          Directors, Chief Executive Officer,
                                          President, Chief Financial Officer and
                                          Director

Cornelius J. Roodt      42      1996      Director

Stanley Castelton       54       --       Director Nominee

Joseph Weil             46       --       Director Nominee

David BenDaniel, Ph.D.  69      2000      Director
Ph.D.


          All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

          MICHAEL LEVY is our co-founder and has served as Chairman of our Board of Directors since our inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

          CLIVE KABATZNIK is our co-founder and has served as a director and our President since inception and as our Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements.

          CORNELIUS J. ROODT has served as a member of our Board of Directors since December 1996 and was appointed Managing Director and Chief Financial Officer of one of our subsidiaries, First South African Holdings (Pty.) Ltd., in July 1996. Mr. Roodt was responsible for overseeing all of the South African operations of First South African Holdings (Pty.) Ltd. Mr. Roodt led the buyout of First Lifestyle Holdings and he is currently Chief Executive of the successor company, First Lifestyle Holdings, (Pty) Ltd. He is no longer an executive officer of any of our subsidiaries. From February 1994 to June 1996, Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From January 1991 to January 1994, he was an audit partner at Price Waterhouse, South Africa.

          STANLEY CASTLETON is, and for the past five years has been, the President of DDRM, Inc., the managing general partner and asset manager of the Hilton Anaheim, and he is currently also the Managing Member of DDRM Greatplace LLC, a real estate development company.

          JOSEPH WEIL has served as the President and Chief Executive Officer of Joseph Weil & Sons, Inc. since 1985. Joseph Weil & Sons is an independent wholesale distributor of paper products, packaging supplies and equipment, sanitary products, janitorial supplies and equipment, as well as food service products and office equipment. He also serves as an active member of many business associations including Afflink Worldwide Trade Group which he serves as Chairman of the Board of Directors. Since 1996 he has also served as an Executive Board Member of the Greater Illinois chapter of the National Multiple Sclerosis Society.

          DAVID BENDANIEL, PH.D. has been a professor at Cornell University since 1985 and is currently the Berens Professor of Entrepreneurship at the Johnson Graduate School of Management at Cornell University. Dr. BenDaniel is the co-editor of International M&A, Joint Ventures and Beyond - Doing the Deal, printed in 1998. Dr. BenDaniel holds a B.A. and M.S. in Physics from the University of Pennsylvania and a Ph.D. in Engineering from the Massachusetts Institute of Technology.

BOARD MEETINGS AND COMMITTEES

          Our Board of Directors is responsible for our overall management. During the fiscal year ended June 30, 2001, our Board of Directors held three
(3) meetings and acted by unanimous written consent _____ (_) times. Each incumbent director, except for Chris Matty, attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

          Our Board of Directors has an audit committee and a compensation committee. The audit committee is composed of Cornelius Roodt, David BenDaniel and Michael Levy. The audit committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring our financial policies and control procedures. The audit committee met once during fiscal year ended June 30, 2001.

          The compensation committee is currently composed of Michael Levy and Chris Matty. These persons are intended to be non-employee directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. The compensation committee has power and authority with respect to all matters pertaining to compensation payable and the administration of employee benefits, deferred compensation and our stock option plans. The Compensation Committee did not meet during fiscal year ended June 30, 2001.

COMPENSATION OF DIRECTORS AND NOMINEES

          Except for Mr. Levy, our directors do not receive fixed compensation for their services as directors other than options to purchase 10,000 shares of our common stock granted to each non-employee director under our 1995 Stock Option Plan. Messrs. Castleton and Weil, however, are each being granted options to purchase 15,000 share of our common stock under our 1995 Stock Option Plan. Mr. Levy receives an annual consulting fee of $60,000 and options to purchase 10,000 shares of our common stock for every year of service as a director. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties.

                             EXECUTIVE COMPENSATION

          The following summary compensation table sets forth the aggregate compensation we paid or accrued to our Chief Executive Officer during the fiscal years ended June 30, 1999, June 30, 2000 and June 30, 2001. Apart from Mr. Kabatznik, whose annual salary is $315,000, none of our executive officers or any of our subsidiaries received compensation in excess of $100,000.

                                                 SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                                            -------------------                               ----------------------
                             FISCAL
NAME AND                     YEAR          SALARY         BONUS         OTHER ANNUAL       RESTRICTED       SECURITIES
PRINCIPAL POSITION           ENDED                                      COMPENSATION      STOCK AWARDS      UNDERLYING
                            JUNE 30,                                                                       STOCK OPTIONS
------------------          --------       -------      ------------    ------------      ------------     -----------
                                              $             $
Clive Kabatznik,              2001           303,750              0              ---               ---          5,000
President and Chief           2000           230,000              0                                           255,000
Executive Officer             1999           180,000              0                                             5,000


OPTIONS GRANTED IN FISCAL 2001

     The following table sets forth the details of options to purchase common stock we granted to our executive officers during fiscal year ended June 30, 2001, including the potential realized value over the 5 year term of the option based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Each option is immediately exercisable.


                                                               Options Granted
                                                               ---------------
                                                                                                    Potential Realizable
                              Number of      Percent of Total       Per                           Value at Assumed Annual
Name                         Securities             to             Share                            Rate of Stock Price
                             Underlying        Employees in       Exercise    Expiration Date          Appreciation
                               Options         Fiscal Year         Price                             For Option Term
--------------------------  ------------     -----------------   ----------   ----------------   ---------------------------
                                                                                                    5%               10%
                                                                                                 ---------      ------------

Clive Kabatznik                     5,000                7.00%         $.75     December 1,      $1,036.06       $2,239.40
                                                                                   2005


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

          During the fiscal year ended June 30, 2001, no options were exercised by our executive officers. The following table sets forth the number of shares of our common stock underlying unexercised stock options granted by us to our executive officers and the value of those options at June 30, 2001. The value of each option is based on the positive difference, if any, of the closing bid price for our common stock on the Nasdaq National Market on June 29, 2001, or $0.80, over the exercise price of the option.

                                  NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN THE MONEY
                                      UNEXERCISED OPTIONS AT               OPTIONS AT FISCAL YEAR-END
                                          FISCAL YEAR-END
                                ------------------------------------  --------------------------------------
NAME OF EXECUTIVE OFFICER         EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
------------------------------- ----------------- ------------------  ---------------- ---------------------

Clive Kabatznik                          652,249             83,333              $300                    $0


EMPLOYMENT AGREEMENTS

     On April 12, 2000, the Company's Board of Directors approved an Amended and Restated Employment Agreement with Clive Kabatznik (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Kabatznik will serve as the Chief Executive Officer, President and Chief Financial Officer of the Company beginning as of February 1, 2000 and continuing through and until January 31, 2005. As compensation for his services, Mr. Kabatznik will receive an annual base salary of $300,000 (with five percent increases each year), and an annual bonus of five percent of net realized capital gains upon the sale, liquidation or distribution by the Company of any Portfolio Company (as defined in the Employment Agreement). A Portfolio Company does not include any of the South African entities currently owned by the Company. In the event of a Change in Control (as defined in the Employment Agreement), Mr. Kabatznik may also be entitled to a payment of five percent of any net unrealized capital gains on any Portfolio Company, which gains may, at the option of the Company, be paid in cash, stock of the Portfolio Company or any combination of the foregoing.

     On November 30, 2000, Fantasy Sports Inc. entered into Employment Agreement with Gregory S. Liegey (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Liegey will serve as the Chief Executive Officer, of Fantasy Sports Inc. beginning as of November 30, 2000 and continuing through and until November 30, 2003. As compensation for his services, Mr. Liegey will receive an annual base salary of $100,000 with increases at the discretion of the board of directors of Fantasy Sports Inc. In addition, Mr. Liegey received a three-year option to acquire 5% of the shares of Fantasy Sports, Inc. outstanding as of November 16, 2000, at a price equal to that paid by Silverstar Holdings upon acquisition of the assets of Fantasy Sports Inc. A similarly priced performance based three-year option to acquire a further 2.5% of the outstanding shares of Fantasy Sports Inc. as of November 16, 2000 was also issued to Mr. Liegey. This performance based option will vest on the earlier of Fantasy Sports Inc. achieving an aggregate EBITDA of $4 million for calendar years 2001 and 2002 or an aggregate EBITDA of $9 million for calendar years 2001, 2002 and 2003.


STOCK OPTION PLAN

     Our Board of Directors has adopted and our shareholders, prior to our initial public offering, approved our 1995 Stock Option Plan. Our 1995 Stock Option Plan provides for the grant of:

          o options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 to key employees; and

          o options not intended to so qualify to key employees, including our directors and officers, and to directors and consultants who are not employees.

The total number of shares of our common stock for which options may be granted under our 1995 Stock Option Plan is 850,000 shares.

     Our 1995 Stock Option Plan is administered by the compensation committee of our Board of Directors. The compensation committee will determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under our 1995 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

     The exercise price of incentive stock options under our 1995 Stock Option Plan must be at least equal to 100% of the fair market value of such shares on the date of grant, or 110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of our outstanding capital stock. The term of each option will be established by the compensation committee, in its sole discretion. However, the maximum term for each incentive stock option granted under our 1995 Stock Option Plan is ten years, or five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of our outstanding capital stock. Options will become exercisable at such times and in such installments as the compensation committee will provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

     Our 1995 Stock Option Plan also contains an automatic option grant program for our directors. Each of our non-employee directors is automatically granted an option for 10,000 shares of our common stock. In addition, each of our non-employee directors is automatically granted an option to purchase 10,000 shares of our common stock following each annual meeting of shareholders. Each employee director is automatically granted an option for 5,000 shares of our common stock. In addition, each of our employee directors is automatically granted an option to purchase 5,000 shares of our common stock following each annual meeting of shareholders. Each grant has an exercise price per share equal to the fair market value of our common stock on the grant date, is immediately exercisable and has a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

     Through September 28, 2001, we have granted options to purchase 741,666 shares of our common stock under our 1995 Stock Option Plan, 110,000 of which have been exercised.

NON-PLAN STOCK OPTIONS

     We have granted non-plan stock options to purchase 1,100,000 shares of our common stock, 500,000 of which were granted at an exercise price of $4.75 per share and 600,000 of which were granted at $4.06 per share. Options with respect to 100,000 shares of our common stock have been exercised pursuant to the foregoing non-plan stock options.

PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of our common stock for the period commencing January 1, 1997 and ending September 30, 2001 with the Nasdaq Index and the Standard & Poor's Conglomerate Index as a peer group index for the same period. The comparison assumes $100 was invested on January 1, 1997 in our common stock and in each of the comparison groups. We have paid no dividends to shareholders to date.



                              Jan-96      Mar-96      Jun-96      Sep-96      Dec-96      Mar-97      Jun-97      Sep-97      Dec-97

SSTR Stock Price                5.00        3.13        5.75        6.00        4.00        5.38        8.75        8.75        6.31

Nasdaq Composite Index       1059.79     1101.38     1185.02     1226.91     1291.03     1221.70     1442.07     1685.69     1570.35

S@P Leisure Index             198.71      209.95       232.7      235.25      243.73      282.23      301.65      330.43      274.44


                              Jan-96      Mar-96      Jun-96      Sep-96      Dec-96      Mar-97      Jun-97      Sep-97      Dec-97

SSTR Stock Price                 100        62.5         115         120         100     134.375      218.75      218.75    157.8125

Nasdaq Composite Index        100.00      103.92      111.82      115.77      121.82      115.28      136.07      159.06      148.17

S@P Leisure Index                100    105.6565    117.1053    118.3886    122.6561    142.0311    151.8041    166.2876    138.1108



                              Mar-98      Jun-98      Sep-98      Dec-98      Mar-99      Jun-99       Sep-99   Dec-99   Mar-00

SSTR Stock Price                7.56        4.19        0.94       0.938       2.188       4.813         3.94    12.50     9.00

Nasdaq Composite Index       1835.68     1894.74     1693.84     2192.69     2461.41     2686.12      2746.16   4069.3   4572.8

S@P Leisure Index             306.46       255.4       173.8      185.27      225.22      255.25       190.71   183.12   172.76


                              Mar-98      Jun-98      Sep-98      Dec-98      Mar-99      Jun-99       Sep-99   Dec-99   Mar-00

SSTR Stock Price            189.0625       104.7       23.45       23.45        54.7     120.325        98.45    312.5      225

Nasdaq Composite Index        173.21      178.78      159.83      206.90      232.25      253.46       259.12   383.97   431.48

S@P Leisure Index           154.2247     128.529    87.46414    93.23637     113.341    128.4535     95.97403   92.154   86.941




                              Jun-00      Sep-00      Dec-00      Mar-01      Jun-01

SSTR Stock Price                3.25        1.00        0.75       0.875         0.8

Nasdaq Composite Index        3966.1      3672.8      2470.5      1840.3      2160.5

S@P Leisure Index             175.24      225.87      186.81      183.12      226.78


                              Jun-00      Sep-00      Dec-00      Mar-01      Jun-01

SSTR Stock Price               81.25          25       18.75      21.875          20

Nasdaq Composite Index        374.23      346.56      233.11      173.64      203.86

S@P Leisure Index            88.1888      113.67      94.011      92.154      114.13




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no interlocks or insider participation with any of our executive directors or with any member of our compensation committee.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed Silverstar's audited financial statements for the last fiscal year and discussed them with management.

     Silverstar's independent auditors, Rachlin Cohen & Holtz LLP ("RCH") have discussed with the Audit Committee the quality, in their judgment, as well as the acceptability of Silverstar's accounting principles as applied in its financial reporting. RCH, the Audit Committee and management have discussed matters such as the consistency, clarity and completeness of accounting plocies and disclosures, the reasonableness of significant judgments and accounting estimates, significant audit adjustments, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

     RCH has discussed with the Audit Committee and has disclosed to the Audit Committee, in writing, all relationships between RCH and its related entities and Silverstar and its related entities that, in RCH's professional judgment, may be reasonably thought to bear on independence and has confirmed that in its professional judgment, RCH is independent of Silverstar within the meaning of the Securities Act of 1933, as amended.

     The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in Silverstar's Annual Report on Form 10-K for the last fiscal year.


                                                Michael Levy, Chairman
                                                David BenDaniel
                                                Cornelius Roodt


AUDIT FEES

     Audit Fees billed to the Company by Rachlin Cohn & Holtz LLP for its audit of the Company's financial statements for the year ended June 30, 2001 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year totaled $107,540.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to us. Based solely on a review of the copies of the reports furnished to us to date, or written representations that no reports were required, we believe that all reports required to be filed by such persons with respect to our fiscal year ended June 30, 2001 were timely made.

                                   PROPOSAL 2

   TO APPROVE THE ISSUANCE OF THE COMPANY'S COMMON STOCK PURSUANT TO AN ASSET
                   PURCHASE AGREEMENT DATED SEPTEMBER 24, 2001


NASDAQ NATIONAL MARKET REQUIREMENT

     Silverstar's common stock is listed on the Nasdaq National Market (the "NNM") operated by Nasdaq. Nasdaq has established rules of corporate governance which must be followed by all issuers whose securities are listed on the NNM. Pursuant to these rules, Silverstar is required to obtain shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company involving the sale or issuance by Silverstar of Common Stock (or securities convertible into or exercisable for Common Stock) equal to or in excess of 20% or more of either the voting power, or the number of shares of Common Stock, outstanding before the issuance.

PURPOSE OF THIS PROPOSAL

     On September 24, 2001, the Company acquired, through a wholly-owned subsidiary, substantially all of the assets of Student Sports, Inc. The acquisition was effected pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated September 24, 2001 (the "Closing Date") by and among the Company, Student Sports, Inc., a California corporation ("Seller"), the Shareholders (as defined in the Purchase Agreement) and Student Sports Inc., a Delaware corporation and a wholly-owned subsidiary of the Company. As partial payment for the Seller's assets, under the terms of the Purchase Agreement, Silverstar issued 900,000 shares of its common stock to the Seller on the Closing Date. The Purchase Agreement also requires that, to complete payment for the Seller's assets, Silverstar issue between 500,000 and 1,500,000 shares of its common stock to the Seller on March 31, 2004, depending on the market price of Silverstar's common stock on that date. Therefore, Silverstar could potentially issue at total of 2,400,000 shares in connection with the Purchase Agreement.

     On the Closing Date, Silverstar had 8,145,964 shares of Common Stock issued and outstanding, 20% of which is 1,629,193 shares. Silverstar, therefore, may be required to issue an aggregate number of shares in connection with the Purchase Agreement that exceeds 20% of the number of shares of its common stock outstanding on the Closing Date.

     In view of the requirements of the NNM, Silverstar is requesting that its stockholders approve the issuance by Silverstar of that number of shares as may be necessary to allow Silverstar to comply with its obligations to issue Common Stock pursuant to the Purchase Agreement in March 2004.

CONSEQUENCES OF THIS PROPOSAL

     Should Silverstar's stockholders fail to approve this second proposal, Silverstar may be unable to issue shares of Common Stock in complete fulfillment of its deferred payment obligations under the Purchase Agreement. In addition to the 900,000 shares issued on the Closing Date, if stockholders fail to approve this proposal 2, under the NNM rules Silverstar would only be authorized to issue an additional 729,192 shares of its common stock to the Seller. Under the terms of the Purchase Agreement, if Silverstar is unable to fulfill its obligations by issuing Common Stock, Silverstar will be required to make a cash payment to the Seller of between $364,596 and $770,807, the potential market value of the Common Stock Silverstar would otherwise have been authorized issue to the Seller had Silverstar's stockholders approved this proposal.

     Should Silvestar's stockholders approve this proposal, than Silverstar would be able to fulfill its potential obligations under the Purchase Agreement by issuing between 500,000 and 1,500,000 shares of Common Stock to the Seller on March 31, 2004.

VOTE REQUIRED

     A vote of the holders of a majority of the voting power issued and outstanding Common Stock of the Company excluding the 900,000 shares of Common Stock issued pursuant to the Purchase Agreement, present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting, is required to approve the issuance of Common Stock pursuant to the Purchase Agreement.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

          Any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders must be received by us not later than August 20, 2002 for inclusion in our proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

          We are bearing the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and proxies. We will also reimburse brokers who are holders of record of our common stock for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited without extra compensation by our directors, officers and employees by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

          Management does not intend to bring before the Annual Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Annual Meeting.

          Our 2001 Annual Report, including financial statements and reports thereon of Rachlin, Cohen & Holtz LLP and PricewaterhouseCoopers Inc, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

PROXIES

          All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of proxy.


                                    By Order of the Board of Directors,


                                    Dawna Ferguson
                                    Secretary

November 20, 2001